================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                            SCHICK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     11-3374812
      (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

                                30-00 47th Avenue
                        Long Island City, New York 11101
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

            Schick Technologies, Inc. 1996 Employee Stock Option Plan
                                       and
   Schick Technologies, Inc. 1997 Stock Option Plan for Non-Employee Directors
                            (Full title of the plans)

                              --------------------

                               Zvi N. Raskin, Esq.
                                 General Counsel
                            Schick Technologies, Inc.
                                30-00 47th Avenue
                        Long Island City, New York 11101
                                 (718) 937-5765
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                           Steven I. Himelstein, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9200

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                 Proposed maximum        Proposed maximum         Amount of
Title of securities to be    Amount to be       offering price per      aggregate offering      registration
      registered             registered              share                    price                 fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share          2,794,600(1)          $2.08(2)            $5,812,768(3)              $534.78
---------------------------------------------------------------------------------------------------------------
             Total                                                                                $534.78
===============================================================================================================

----------
(1) 2,529,600 shares are being registered under the Schick Technologies, Inc. 1996 Employee Stock Option Plan, as amended and 265,000 shares are being registered under the Schick Technologies, Inc. 1997 Stock Option Plan for Non-Employee Directors, as amended. The Registrant previously registered 470,400 shares under the 1996 Employee Stock Option Plan and 35,000 shares under the 1997 Stock Option Plan for Non-Employee Directors.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average bid and ask price of the common stock, $0.01 par value per share, as reported by the OTC Bulletin Board on February 22, 2002.

(3) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum aggregate offering price and the amount of the registration fee are based upon: (a) the exercise price for the 1,072,392 shares being registered hereby underlying options granted under both of the Plans, which are all within the range of $0.50 and $1.56, and (b) the average bid and ask price reported on the OTC Bulletin Board on February 22, 2002, which is $2.075, with respect to 1,722,208 shares being registered hereby underlying the balance of options available for grant under the Plans.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Schick Technologies, Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

     o the Company's annual report on Form 10-K for the fiscal year ended March 31, 2001;

     o the Company's proxy statement dated November 28, 2001, filed in connection with its annual meeting of stockholders held on December 20, 2001;

     o all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2001, including but not limited to, the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001; and

     o the description of the Company's Common Stock, par value $.01 per share, as contained in a registration statement on Form 8-A filed on June 10, 1997 including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity, for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. Article TENTH of the Company's certificate of incorporation, as authorized by Section 102(b)(7), provides that a director shall not be liable to the Company for breach of a fiduciary duty, except for liability:

          o for any breach of the duty of loyalty of such director to the Company or to its stockholders;

          o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

          o for any transaction from which a director derived an improper personal benefit.

     Article V, Section 1 of the Company's bylaws provides for indemnification, to the fullest extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, against expenses, judgments, fines, and amounts paid in settlement incurred in connection with such action or proceeding, by reason of the fact that such person is or was an employee, director or officer of the Company. Pursuant to Article V, Section 4 of the Company's bylaws, the Company maintains a directors' and officers' liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

     The Company is party to a December 1999 indemnification agreement with an officer/director and a former director which provides for the indemnification of such officer/director and former director to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number       Description
------       -----------
4.1          Amended and Restated Certificate of Incorporation and Amendment thereto.

5.1          Opinion of Dorsey & Whitney LLP.

23.1         Consent of Grant Thornton LLP.

23.2         Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration
             Statement).

24.1         Power of Attorney (included on signature page).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percernt change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 25, 2002.

                                       SCHICK TECHNOLOGIES, INC.


                                       By: /s/ David B. Schick
                                           -------------------------------------
                                               David B. Schick
                                           Chairman of the Board and
                                           Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David B. Schick, Jeffrey T. Slovin and Zvi N. Raskin, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on February 25, 2002.


/s/ David B. Schick
-----------------------------------------------
             David B. Schick                         Chairman of the Board, Chief Executive
                                                     Officer and Director (Principal Executive
                                                                   Officer)


/s/ Ronald Rosner
-----------------------------------------------
             Ronald Rosner                           Director of Finance and Administration
                                                         (Principal Financial Officer)


/s/ Allen Schick
-----------------------------------------------
             Allen Schick, Ph.D.                                    Director


/s/ Euval S. Barrekette
-----------------------------------------------
             Euval S. Barrekette, Ph.D.                             Director



 /s/ Jeffrey T. Slovin
-----------------------------------------------
                 Jeffrey T. Slovin                   President, Chief Operating Officer
                                                                and Director


 /s/ Jonathan Blank
-----------------------------------------------
               Jonathan Blank, Esq.                               Director

                                EXHIBIT INDEX TO
                                    FORM S-8

                            Schick Technologies, Inc.

Exhibit
Number      Description
------      -----------
4.1         Amended and Restated Certificate of Incorporation and Amendment thereto.

5.1         Opinion of Dorsey & Whitney LLP.

23.1        Consent of Grant Thornton LLP.

23.2        Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration
            Statement).

24.1        Power of Attorney (included on signature page).